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                                                                    EXHIBIT 10.6


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                                 AMENDMENT III
                    TO AGREEMENT DATED APRIL 3, 1992 BETWEEN
                  FORD MOTOR COMPANY AND ALLIED SYSTEMS, INC.
                             EFFECTIVE JULY 1, 1995

         Allied Systems/Auto Haulaway and Ford Motor Company are parties to a vehicle haulaway contract covering the transportation of automobiles to and from various points in intrastate, interstate and international commerce.

         In order to clarify the terms under which the contract was negotiated, Allied Systems/Auto Haulaway and Ford Motor Company desire to amend the Contract as follows:

                             CONTRACT CONSOLIDATION

         Ford agrees to consolidate Auto Haulaway's business into Allied's contract for the term specified below, under CONTRACT TERM ADDENDUM. Except for the changes specified in this Amendment, all other contract terms and conditions identified in Allied's and Auto Haulaway's base contract will continue to apply throughout the term of this Agreement, or until such time a new consolidated contract is established.

                            CONTRACT TERM ADDENEDUM

                                  PARAGRAPH I

         Ford agrees to extend Allied's current Contract term one year and two months to May 31, 1999. As aforementioned in the above paragraph, this extension also applies to the Canadian, Auto Haulaway business. After expiration, this contract shall continue from month-to-month unless canceled by either party upon thirty (30) days written notice.

                                      [     ]*

         IN WITNESS THEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representative on this 22nd day of August, 1997.

ALLIED AUTOMOTIVE GROUP                       FORD MOTOR COMPANY

By:                                           By:
   -----------------------------------           -------------------------------
  Title:                                      Title:
        ------------------------------              ----------------------------

Attest:                                       Attest:
       -------------------------------               ---------------------------
Title:                                        Title:
      --------------------------------              ----------------------------



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                                  AMENDMENT II
                    TO AGREEMENT DATED APRIL 3 1992 BETWEEN
                   FORD MOTOR COMPANY AND ALLIED SYSTEMS, LTD
                            EFFECTIVE AUGUST 1, 1994

         Allied Systems, Ltd. and Ford Motor Company are parties to a vehicle haulaway contract covering the transportation of automobiles to and from various points in interstate and intrastate commerce.

         In order to clarify the terms under which the contract was negotiated, Allied Systems, Ltd. and Ford Motor Company desire to amend the Contract as follows:

                             CONTRACT TERM ADDENDUM

                                  PARAGRAPH 1

Allied and Ford agree to extend the contract term one (1) year. This agreement will end on March 31, 1998. After expiration, this agreement shall continue from month to month unless canceled by either party upon thirty (30) days written notice.

                                  [       ]*


IN WITNESS THEREOF, the parties hereto have caused this amendment to be executed by their duly authorized representative on this 14th day of September 1994.

FORD MOTOR COMPANY                          ALLIED SYSTEMS, LTD.

BY:                                         BY:
   -------------------------------             -------------------------------
TITLE:                                      TITLE:
      ----------------------------                ----------------------------



ATTEST:                                     ATTEST:
       ---------------------------                 ---------------------------

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                                   AGREEMENT

This Agreement is made as of the 3rd day of April 1992 by and between Allied Systems, Ltd. ("CARRIER"), a Georgia corporation, more particularly defined on Exhibit A hereto, with its principal place of business at 160 Clairmont Avenue, Suite 600, Decatur, GA 30030 and FORD MOTOR COMPANY ("FORD"), a Delaware corporation, having an office at 17101 Rotunda Drive, Dearborn, Michigan 48121.

                                WITNESSETH, that

         WHEREAS, CARRIER desires to furnish, and FORD desires to receive, certain transportation services with respect to completed motor vehicles ("Vehicles") to and from various points in interstate and intrastate commerce; and

         WHEREAS, both CARRIER and FORD wish to set forth certain understandings regarding such service.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged by the parties, it is agreed as follows:

         1. TERM - This Agreement shall commence on April 3, 1992 and end on March 31, 1997. After expiration of the initial term, this Agreement shall continue from month to month unless canceled by either party upon thirty (30) days written notice.

         2. VOLUME/ROUTING - FORD agrees during the term of this Agreement to maintain CARRIER as the primary carrier for the Vehicles routed through ramp/plant sites listed in Schedule I ("Facilities") of this Agreement. CARRIER recognizes that some Facilities may

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close during the term of this Agreement. CARRIER will have the right to bid on any new traffic routes created by the closure of any Facilities.

            FORD will advise CARRIER in advance of distribution areas which may be adjusted by FORD from time to time as described in Schedule I.

         3. APPLICABLE RATES - The vehicle traffic covered by this Agreement will be subject only to the rates identified in Schedule II and will be adjusted only with the mutual consent of the parties to this Agreement. Additionally, it is understood by all parties that the rates will be based on exact mileage derived from the Rand McNally Milemaker program, to which CARRIER will subscribe.

         4. ECONOMIC RATE ADJUSTMENT - Economic rate adjustments will be made as described in Schedules III and IIIA.

         5. ASSIGNABILITY/TRANSFER OF OWNERSHIP - CARRIER shall not assign this Agreement or subcontract for the services agreed to be provided herein unless prior written consent shall have been obtained from FORD. However, nothing in this Agreement shall prevent CARRIER from utilizing owner/operators or from "trip leasing" to perform the services described herein. [ ]* If FORD does not give CARRIER notice of such termination within such [ ]* period, it shall be conclusively presumed that FORD has consented to the assignment of this Agreement by the Acquirer.

         6. EQUIPMENT - FORD shall provide CARRIER with advance future vehicle dimensions and loading specifications to permit necessary equipment modifications CARRIER shall provide all necessary equipment to perform its obligations hereunder and maintain same in

                                       2

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good repair. CARRIER shall assume all costs of operation of said equipment and shall abide by and comply with all applicable laws controlling the performance of the services to be rendered hereunder and applicable rules and regulations prescribed by any federal, state, provincial, or municipal authority having the power to promulgate and enforce such laws, rules and regulations.

         7. TRANSPORTATION RESPONSIBILITIES - CARRIER shall transport all Vehicles from the Facilities, whether tendered by FORD or by a third party designated by FORD. All such transportation shall be under the terms and conditions of this Agreement. The acceptance by CARRIER of Vehicles shall effectuate the terms of this Agreement. CARRIER agrees to perform its transportation responsibilities in accordance with the instructions contained in the Ford Rail and Haulaway Vehicle Handling Manual and the Vehicle Shipping Operations Manual, both of which are incorporated herein by reference and may be amended from time to time.

         8. RECEIPTS

            (a) CARRIER agrees to accept responsibility for Vehicles under the terms of this Agreement at the time Vehicles are physically tendered to CARRIER by FORD or its agent.

            (b) CARRIER agrees to receive signed receipts upon forms satisfactory to FORD from all persons to whom deliveries shall be made, which receipts shall be retained by CARRIER for at least three years and shall be available for inspection and use by FORD.

         9. DISPATCH REQUIREMENTS - CARRIER'S overall corporate average must meet or exceed the following dispatch/delivery requirements for all Vehicles delivered in a calendar year:

                                       3

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                          [                    ]*

         DISPATCH/DELIVERY REPORTING REQUIREMENTS (Continued) - A quarterly report is required for each facility. Two statistics must be provided for each standard time interval (24, 48, 72, 96, 120 hours):

         -  number of units within the standard
         -  percent of units within the standard

         Two statistics are required for units delivered after the maximum standard:

         -  number of units over the standard
         -  percent of units over the standard

         Include grand totals

     10. VEHICLE QUALITY PERFORMANCE - Excluding damage caused by negligence, non-feasance and/or malfeasance by FORD or third parties, CARRIER will comply with the following vehicle quality performance standards. CARRIER'S overall corporate average must meet or exceed the following vehicle quality performance standards:

                           [                      ]*

         These performance standards will be based on the Rolling 6 Month Ford Vehicle Quality Delivery Performance Report for the period ending December 31 of each year. If the overall quality rate falls below the aforementioned standards for the period specified for more than [ ]*, FORD will take the following actions with CARRIER:

                 [                                ]*


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             FORD will make all claims for loss and/or damage equal to or greater than [ ]* to CARRIER within no more than [ ]* after the alleged loss or damage occurs, and CARRIER will accelerate claims payments to bring the claims balance up-to-date no later than [ ]*, and hereafter will respond to all such claims within no more than [ ]* after notice thereof. Loss and/or damage claims [ ]* will be handled in accordance with the appropriate FORD letter agreements, incorporated herein by reference, which may be amended from time to time.

         11. REPORTING REQUIREMENTS - CARRIER will electronically provide FORD, within two (2) working days of delivery of a Vehicle, with timely and accurate delivery date input for FORD's Centralized Outbound Payment Authorization and Control System ("COPAC"). CARRIER further agrees to waive payment by FORD for the delivery of any Vehicle when CARRIER has failed to input proper electronic transaction for payment to the COPAC system within [ ]* of the delivery date of that Vehicle, excluding transactions in which Ford is negligent in either the transmission of data or payment processing by the COPAC system. FORD agrees to issue a check in payment to CARRIER for services performed in [ ]* from the date of receipt of an accepted data transaction into COPAC until April 2, 1993. After April 3, 1993, movement back to [ ]* will be done over a mutually agreeable time period, not to extend beyond March 31, 1994.

         12. INDEMNIFICATION - CARRIER shall indemnify and save harmless FORD and its subsidiaries and their respective officers, directors and employees (herein collectively called "Indemnitees") from and against all liabilities, obligations, losses, damages, penalties, claims actions, suits, costs, charges and expenses, including without limitation, fees and expenses of

                                       5

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legal counsel and expert witnesses, which may be imposed upon or incurred by or asserted against the Indemnitees, or any of them by reason of actual or alleged
(i) injury or death to persons (including without limitation, employees of one or more of the Indemnitees or of CARRIER and employees of their contractors, subcontractors, vendors, or agents), (ii) damage to the property of any person or legal entity (including, without limitation, the property of one or more of the Indemnitees and their employees), (iii) violation of any law, ordinance or regulation of any federal, state or local governmental authority by CARRIER or its contractors, subcontractors, vendors, agents or employees, or (iv) failure of the CARRIER to properly publish and file the rates and contract provisions negotiated herein with the Interstate Commerce Commission ("ICC") and/or other state transportation regulatory authorities, if required by law. This provision expressly applies to any actions brought on behalf of the CARRIER in the event of CARRIER'S bankruptcy by its successor trustee under the "filed rate statute" which indicates the carrier must collect and the shipper must pay the applicable rate that was on file with the ICC at the time of shipping (49 U.S.C.A. P. 10761(a)), but only to the extent the foregoing items (i), (ii),
(iii) or (iv), occur as a result of or arise out of any or all acts or omissions by CARRIER or its contractors, subcontractors, vendors, agents and/or employees in connection with the work or services performed under this Agreement; provided, however, the foregoing agreement to indemnify and hold the Indemnitees harmless shall not be applicable to the extent that such liabilities, obligations, losses, damage, penalties, claims, actions, suits, costs, charges and expenses are attributable to the sole negligence of the Indemnitees.

         13. INSURANCE - CARRIER shall procure and keep in force continuously throughout the term of this Agreement, the following types of insurance:

                                       6

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-        Statutory Workers' Compensation Insurance for statutory limits or certificate of self-insurance, and Employers' Liability Insurance for not less than $100,000.

- Comprehensive General Liability Insurance, including blanket contractual coverage, for bodily injury and property damage in the amount of $1 million combined single limit per occurrence.

- Automobile Liability Insurance covering all owned, non-owned and hired equipment used to provide the services under this Agreement, with limits of not less than $1 million single limit per occurrence of loss or damage.

- Cargo Insurance which specifies coverage to meet the value of the Vehicles being shipped, the deductible for which must be of reasonable level so as not to produce "paper insurance" (i.e., a deductible amount that approaches the value of goods insured). Cargo insurance coverage requirements may be satisfied by "self insurance" through a carrier showing of financial adequacy.

               The insurance policy or policies providing the foregoing coverage shall name FORD as an additional insured. CARRIER shall furnish FORD with a certificate or certificates of insurance or other evidence of the said insurance coverage, specifying coverage is on an "occurrence" basis. The insurance policy shall be written by a reputable insurance company or companies acceptable to FORD, with an adjusted policy holder surplus in excess of $25 million, or with a Best's Insurance Guide Rating of A VI. Such insurance company shall be authorized to transact business in the state or states in which CARRIER's service will be rendered. The

                                       7

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insurance company issuing such policy shall notify FORD of any material alteration or substantial reduction of aggregate limits, if such limits apply, or cancellation thereof at least thirty (30) days prior thereto.

         14. RESEARCH AND DEVELOPMENT PROJECTS - FORD and CARRIER recognize the evolution of new transportation equipment is of long-term benefit and mutually agree to participate, when feasible, in research and development projects proposed by each other. CARRIER hereby acknowledges that such projects may involve the diversion of certain volumes of Vehicles covered under this Agreement to other carriers and transportation agents.

         15. FINANCIAL REPORTING REQUIREMENTS - CARRIER agrees to submit to FORD the following documents and information annually:

- A copy of CARRIER'S Form M Financial Report filed with the Interstate Commerce Commission or, if not available, an equivalent audited financial report.

-        A copy of the Annual Report of the CARRIER's parent corporation.

- An annual carrier financial report, noting FORD revenue and volume by Facility.

         16. INSPECTION OF RECORDS - FORD shall have the right to inspect CARRIER's places of business from which services are provided to FORD under this Agreement and to examine any records and books of account relating to services provided by CARRIER for FORD under this Agreement. CARRIER agrees to maintain, for at least three (3) years after payment for the performance of any service under this Agreement, all records and books of account relating in any manner to services performed hereunder and shall permit representatives of

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FORD access to its places of business during normal business hours for the purpose of examining such records and books of account.

         17. RENEGOTIATION AND/OR TERMINATION - If either party at its sole determination believes this Agreement will cause a material adverse effect upon it, the affected party may request in writing that the terms of this Agreement be renegotiated. Material adverse effect means performance as agreed has been made impracticable by the occurrence of a contingency, the non-occurrence of which was a basic assumption on which this Agreement was made. If, after negotiation in good faith, the parties are unable to agree upon new terms within [ ]* of the written request for renegotiation, this Agreement may be terminated. New terms so renegotiated shall be described on an amendment to this Agreement and shall be effective on the date provided for in such amendment. Termination of this Agreement for any reason shall not release either party from any obligation which may have occurred before termination of this Agreement.

         18. NOTIFICATION - Any notice required or permitted to be given in writing under the terms, conditions and provisions of this Agreement shall be considered as having been given if hand delivered or mailed by certified mail to the office address of either party as set forth in this Agreement or to persons or addresses as either party may from time to time specify in writing. A postal receipt showing the deposit of such notice shall be prima facie evidence of the giving thereof. Notification under this Agreement shall be given to the following:

           Manager                               President
           Vehicle Transportation Department     Allied Systems, Ltd.
           Ford Motor Company                    160 Clairmont Avenue

                                       9
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           P.0. Box 1529-B, NAAO Bldg.           Suite 600
           Dearborn, MI.  48121                  Decatur, GA  30030

         19. CONFIDENTIALITY - FORD and CARRIER agree that the terms and provisions of the Agreement are confidential and proprietary and shall reveal only so much of its contents as shall be required by the Interstate Commerce Commission, other regulatory or legal authority, CARRIER's lender(s), insurance agent(s) or unless by written mutual agreement of both FORD and CARRIER.

         20. FORCE MAJEURE Neither party hereto shall be deemed to be in default of any provision of this Agreement, or responsible for any failure in performance, resulting from acts or events beyond the reasonable control of such party. For purposes of this Agreement, such acts shall include, but not be limited to, Acts of God, civil or military authority, court order, government or governmental agency order to regulation, riot, hostilities between nations, civil disturbance, flood, labor disorder, closing of the public highways, government interference or regulations, accident, failure of steamship or rail carriers, war, strikes, walkouts, accident, fires, other catastrophes, or other "force majeure" events beyond the parties' reasonable control; provided, however, that the parties shall make all reasonable efforts to continue to meet their obligations during the duration of the force majeure condition; and, provided further, that the party declaring force majeure shall notify the other party within five (5) days from the date when the force majeure condition begins, excluding Saturdays, Sundays and holidays, the nature of the force majeure condition and when such condition is terminated. Neither of the parties shall be required to settle any labor dispute except on terms that such party deems acceptable in its absolute discretion. The suspension of any obligations owing to force majeure shall neither


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cause the term of this Agreement to be extended nor affect any rights accrued under this Agreement prior to the force majeure condition.

         21. WAIVERS AND REMEDIES - The failure of either party hereto to insist in any one or more instances upon strict performance of any of the obligations of the other party pursuant to this Agreement or to take advantage of any of its rights hereunder shall not be construed as a waiver of the performance of any such obligation or relinquishment of any such right for the future.

         22. AMORTIZATION OF EQUIPMENT AND FACILITIES - CARRIER hereby acknowledges and agrees that the rates established herein fairly compensate it for the value of its equipment and facilities utilized under this Agreement and provide for reasonable profits. Further, CARRIER recognizes that this Agreement may expire or be terminated prior to CARRIER amortizing its investment in equipment and facilities utilized to serve FORD and CARRIER agrees to relinquish and discharge FORD from all claims in law and/or in equity for reimbursement of such unamortized portion of CARRIER's investment in such equipment and facilities. Additionally, CARRIER has received independent legal advice from its attorneys with respect to the advisability of entering into this Agreement.

         23. CORPORATE AUTHORITY/ENTIRE UNDERSTANDING - Each party and signatory represents to the others that it has full corporate authority and the necessary approval to enter into this Agreement in accordance with its terms and conditions. This Agreement constitutes the entire understanding of the parties and may not be modified without the written consent of all parties.

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         24. INDEPENDENT CONTRACTOR - CARRIER shall employ or contract with all persons performing services or operating equipment used in the transportation of Vehicles under this Agreement and such persons shall be and remain the employees or contractors of CARRIER, it being the intention of the parties hereto that CARRIER shall be and remain an "independent contractor" and that nothing herein contained shall be construed inconsistently with that status.

         25. GOVERNING LAW - Performance of this Agreement shall be governed and construed by the laws of Michigan.

         26. COMPLIANCE WITH LAW

         (a) FORD serves from time to time as a contractor for the United States Government. The policy of the United States Government expressed in Pub.
L. 95-507, that small business concerns and small disadvantaged business concerns shall have the maximum practicable opportunity to participate in performing contracts of the United States Government, and its clause entitled "Utilization of Small Business Concerns and Small Business Concerns Owned and Controlled by Socially and Economically Disadvantaged Individuals," apply to FORD and its U.S. suppliers.

         (b) CARRIER shall comply with federal laws, rules and regulations applicable to subcontractors of government contractors, including those relating to contracting with small and disadvantaged business concerns (Pub. L. 95507); equal employment opportunity and affirmative action in the employment of minorities (Executive Order 11245), women (Executive Order 11375), the handicapped (29 USC 793), and certain veterans (38 USC 2012); contracting with business concerns operating in areas of surplus labor (41 CFR 1-1.805); and contracting with women-owned business concerns (Executive Order 12138).


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IN WITNESS WHEREOF, the parties hereto have caused this document to be executed by their duly authorized representatives as of the date first above written.

Attest:                                        FORD MOTOR COMPANY

                                               By
-------------------------------------            ------------------------------



Attest:                                        ALLIED SYSTEMS, LTD.

                                               By
-------------------------------------            ------------------------------
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                                                                     Schedule I

                                    ROUTING

ROUTING FLEXIBILITY

Ford reserves the right to make mode changes in fringe areas from an Assembly Plant. Assembly Plant core/fringe distribution areas will be established between Carrier and Ford and will be incorporated into this agreement by amendment.

ROUTE EXCURSIONS

The following traffic lanes will be excluded from contract, but will take the economic adjustments outlined in Schedule III.

    [                              ]*

    [                              ]*


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                                   SCHEDULE I

                             CARRIER/FORD AGREEMENT

                         DEFINITION OF LINEHAUL REGIONS

                         "Northeast" Region Facilities

                         Albany, NY
                         Ayer, MA
                         Jessup, MD
                         Louisville, KY
                         Chicago, IL (Traffic to Louisville Area)
                         Wayne, MI (Traffic to Louisville Area)
                         Wixom, MI (Traffic to Louisville Area)
                         Dearborn, MI (Traffic to Louisville Area)


                         "Southern" Region Facilities

                         Atlanta, GA
                         Baltimore (Imported Cargo Truck only)
                         Birmingham, AL
                         Claycomo, MO
                         Columbia, SC
                         Hazelwood, MO
                         Jacksonville, FL (Including Imports)
                         Memphis, TN
                         Miami, FL
                         Nashville, TN
                         New Orleans, LA
                         Tampa, FL
                         Winston-Salem, NC
                         Houston (Import Traffic Only)
                         Norfolk

                         "Gulf" Region Facilities

                         Houston, TX
                         Reisor, LA


             *  [        ]*



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                                  SCHEDULE II

                                 CONTRACT RATES

                            EFFECTIVE APRIL 3, 1992

                              [                ]*




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                                 SCHEDULE III

                                 [         ]*



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                                SCHEDULE IIIA

                                [          ]*